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                                                                      Exhibit 99

                       CHESAPEAKE UTILITIES CORPORATION

            Automatic Dividend Reinvestment and Stock Purchase Plan
                              Authorization Form

I/We wish to join the Automatic Dividend Reinvestment and Stock Purchase Plan and hereby authorize the purchase of Chesapeake Utilities Corporation Common Stock pursuant to the option I/We have selected below:

     CHECK ONE BOX ONLY

[_]  Full Dividend Reinvestment:
     I/We wish to reinvest all dividends due this account.

[_]  * Partial Dividend Reinvestment:
     I/We wish to receive cash dividends on ___________ shares.

     I/We may receive cash dividends on shares held by me in certificate form as well as any portion of shares held in my plan account.

[_]  Optional Cash Investments Only:
     I/We wish to only invest through optional cash investments. I/We will receive dividends in cash on certificate shares held by me as well as shares held in my plan account.

*Note: You must enter a whole number in the space allocated for number of shares under Partial Dividend Reinvestment. Do not write the words "all" or "none".

Participants can send optional cash investments of not less than $50.00 and cannot exceed a total of $15,000.00 per calendar quarter, regardless of which option is selected. I/We understand our participation in the Plan is subject to the terms and conditions of the Plan as set forth in the Company's prospectus, receipt of which is hereby acknowledged. This authorization can be changed or terminated by written notice.

                    Amount enclosed, if any $_____________

                       Note: All owners must sign card.


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                                  Shareholder


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                                  Shareholder

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                          Date
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                                                                      +     0009
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CHESAPEAKE UTILITIES CORPORATION       Automatic Dividend Reinvestment and Stock
                                                                   Purchase Plan
                              Authorization Form

Please return this authorization form when completed and signed to The First National Bank of Boston (Plan Administrator) at: P.O. Box 1681, Boston, MA 02105-1681.

Do not complete the reverse side of this form unless you wish to participate in the Company's Dividend Reinvestment and Stock Purchase Plan.



                             This is not a Proxy
                                  SEE REVERSE